Second Quarter 2022 Investor Presentation July 27, 2022

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes, and is being furnished in connection with Annaly’s Second Quarter 2022 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions (and our outlook for our business in light of these conditions, which is uncertain); changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; and the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including earnings available for distribution. We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult.

Recent Achievements and Performance Highlights

Financial Performance

Annaly produced strong earnings and robust dividend coverage in the second quarter despite sustained market volatility

- Earnings available for distribution* of $0.30 per average common share for the quarter, up $0.02 from the prior quarter with dividend coverage of over 135%
- Book value per common share of $5.90
- Declared quarterly common stock cash dividend of $0.22 per share with yield of 14.9%
- Economic return (loss) of (9.6%) for the second quarter

Financing & Liquidity

Annaly remained prudent with respect to its leverage and liquidity position as challenging macroeconomic conditions persisted

- Economic leverage* of 6.6x, up from 6.4x quarter-over-quarter
- $6.3 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.5 billion
- Annaly Residential Credit Group is the largest non-bank issuer of Prime Jumbo and Expanded Credit MBS[1] with five residential whole loan securitizations totaling $2.0 billion in proceeds priced during the second quarter
- Added $500 million of credit facility capacity within Annaly's Residential Credit Group during the quarter and established a $500 million credit facility[2] for Annaly's Mortgage Servicing Rights platform subsequent to quarter end
- Financing costs increased with average GAAP cost of interest-bearing liabilities of 1.12%, up 64 basis points and average economic cost of interest-bearing liabilities* of 1.11%, up 22 basis points quarter-over-quarter

Portfolio Performance

Annaly continued to expand its housing finance footprint through strong growth in its MSR and Residential Credit strategies

- Total assets of $82.3 billion, including $74.9 billion in highly liquid Agency portfolio representing 91% of total assets[3]
- Annaly's MSR platform grew assets by 41% to $1.7 billion in the second quarter with MSR representing 15% of dedicated equity capital[4]
- Annaly's Residential Credit Group portfolio increased 10% during the quarter to $4.8 billion, driven by opportunistic CRT and NPL/RPL purchases within its securities portfolio

Shareholder Value

Annaly's focus on shareholder value is highlighted by closing the Middle Market Lending portfolio sale and raising accretive equity

- Closed previously announced sale of Annaly's Middle Market Lending portfolio during the quarter[5]
- Raised nearly $1 billion of accretive common equity in 1H'22, including $742 million through a common stock follow-on offering in May[6]
- Published third Corporate Responsibility Report, highlighting Annaly's commitment to ESG practices and policies
- Included in the 2022 FTSE4Good Index Series for fourth consecutive year

Source: Company filings. Financial data as of June 30, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Second Quarter 2022 Financial Highlights

Earnings & Book Value

Earnings per Share

GAAP	Earnings Available for Distribution*
$0.55	$0.30

Book Value per Share

$5.90

Dividend per Share

$0.22

Dividend Yield[1]

14.9%

Net Interest Margin (ex. PAA)*



2.04%
2.20%
Q1 2022
Q2 2022

Investment Portfolio

Total Portfolio[2]

$82.3bn

Total Stockholders' Equity

$11.0bn

Capital Allocation[3]



ARC 14%
MSR 15%
Agency 71%

Average Yield on Interest Earning Assets (ex. PAA)*



2.62%
2.87%
Q1 2022
Q2 2022

Financing, Liquidity & Hedging

Liquidity Position

$4.5bn

of cash and unencumbered Agency MBS

$6.3bn

of total unencumbered assets

Total Hedge Portfolio[4]

$75bn

Hedge portfolio, decreased from $78bn in Q1'22 as we remain conservatively hedged amid elevated interest rate volatility

Economic Leverage*[5]



6.4x
6.6x
Q1 2022
Q2 2022

Hedge Ratio[6]



109%
107%
Q1 2022
Q2 2022

Average Economic Cost of Funds*[7]



0.89%
1.11%
Q1 2022
Q2 2022

Source: Company filings. Financial data as of June 30, 2022, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Invests in Agency MBS collateralized by residential mortgages, which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae, and complementary investments within the Agency market Annaly Investment Strategies Total Portfolio: $82.3 billion(1) | Total Shareholders’ Equity: $11.0 billion 5 Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Invests in Mortgage Servicing Rights, which provide the right to service residential loans in exchange for a portion of the interest payments made on the loans Assets(1) Capital(2) $74.9bn $7.8bn Assets(1) Capital(2) $1.7bn $1.6bn Assets(1) Capital(2) $4.8bn $1.5bn Mortgage Servicing Rights Agency Source: Company filings. Financial data as of June 30, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Residential Credit

Market Environment & Annaly Positioning

The Macroeconomic State of Affairs Note: Data as of July 19, 2022, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. The economy is showing signs of a slowdown in light of meaningfully higher interest rates, yet more tightening is likely until inflation slows 7  U.S. economic growth slowed in the first half and is likely to show moderation in 2022 from the strong pace of growth in 2021 − Consumption is slowing as rising prices reduce consumer confidence and strain ability to spend despite continued healthy household savings and a sound labor market  Inflation continues to be meaningfully elevated, though a slowdown led by goods prices is expected  The Federal Reserve delivered the equivalent of five 25 bps rate hikes – the most in a quarter since 1980 – plus announced runoff of its portfolio  More than seven additional 25 bps rate hikes(2) are anticipated for the second half of the year  Volatility remained elevated in Q2 as markets repriced into the rapidly changing outlook for interest rates and the economy more broadly, which has contributed to a weakness in risk assets Q2 2022 Market and Economic Developments Federal Reserve is delivering the fastest series of rate hikes in a generation… …leading to a sharp deterioration in financial conditions and a prospective slowdown in the economy -4.0% -3.0% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 1978 1980 1988 1993 1995 2005 2015 2018 2021 Quarterly Change in the Fed Funds Target Rate(1), % market-implied changes 96 97 98 99 100 101 102 2017 2018 2019 2020 2021 2022 Goldman Financial Conditions Index(1), Index tighter financial conditions

The State of the Housing Market Note: Data as of July 19, 2022, unless otherwise noted. Grey shading represents recession periods. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Declining affordability is driving a slowdown in housing activity, but structural supply/demand imbalance suggests a moderation in home price appreciation rather than pronounced declines 8  Higher mortgage rates, combined with strong home price appreciation over the past two years, have challenged housing affordability  Housing activity, according to various sales metrics, is slowing, suggesting that prices should follow soon − The slowdown appears more pronounced in states that have seen higher home price growth  Underlying housing market supply – challenged by a decade-long shortage in construction following the Great Financial Crisis – continues to be short relative demand, supporting home prices over the medium term  Credit availability and lending standards remain conservative relative to prior periods  The impact of higher mortgage rates on housing turnover bears watching in coming months, as homeowners might be more reluctant to move given higher housing costs Outlook for the Housing Market Housing activity is slowing sharply from the elevated pandemic levels Affordability has declined as a result of higher interest rates and higher home prices -2.0 -1.5 -1.0 -0.5 0.0 0.5 1.0 1.5 2.0 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 Housing Activity(1), normalized $500 $750 $1,000 $1,250 $1,500 $1,750 $2,000 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 Monthly Mortgage Payment on the Median Existing Home(2), $ per month est. increase due to higher rates(3) 51% YoYest. increase due to higher home prices(3)

Annaly's Established Presence Throughout Housing Finance

Onslow Bay, Annaly's wholly-owned subsidiary, is a leader across the Residential Credit and MSR landscape, efficiently building on momentum from its recently-launched residential whole loan correspondent channel and MSR platform

Residential Credit

Top Prime-Jumbo & Expanded-Credit MBS Issuers ($mm)[1]

Rank	Issuer	1H'22
1	JP Morgan	9,524
2	Goldman Sachs	6,881
3	**Onslow Bay Financial**	**4,448**
4	Invictus Capital Partners	2,782
5	Bayview	2,759
6	Lone Star Funds	2,625
7	Credit Suisse	2,608
8	Blue River Mtg. / Angelo Gordon	2,478
9	Rocket Mortgage	2,232
10	Starwood Non-Agency Lending	1,906
11	Angel Oak	1,695
12	A&D Mortgage	1,619
13	New Residential	1,545
14	MFA Financial	1,369
15	Wells Fargo	1,288
16	Citigroup	1,211
17	loanDepot	1,039
18	Change Lending	913
19	Deephaven Mortgage	891
20	Ellington Financial REIT	843

Top Non-Bank Prime-Jumbo & Expanded-Credit MBS Issuers ($mm)[1]

Rank	Issuer	1H'22
1	**Onslow Bay Financial**	**4,448**
2	Invictus Capital Partners	2,782
3	Bayview	2,759
4	Lone Star Funds	2,625
5	Blue River Mtg. / Angelo Gordon	2,478
6	Rocket Mortgage	2,232
7	Starwood Non-Agency Lending	1,906
8	Angel Oak	1,695
9	A&D Mortgage	1,619
10	New Residential	1,545
11	MFA Financial	1,369
12	loanDepot	1,039
13	Change Lending	913
14	Deephaven Mortgage	891
15	Ellington Financial REIT	843
16	Redwood Trust	687
17	PIMCO	640
18	Guaranteed Rate	632
19	Toorak Capital Partners	608
20	Western Asset Management	432

MSR

Top Agency MBS Servicers ($mm)[2]

Rank	Servicer	1H'22
1	Wells Fargo	682,239
2	Chase Home Finance	529,858
3	Pennymac Corp	508,703
4	New Rez / Caliber Home Loans	493,603
5	Rocket Mortgage	491,435
6	Lakeview/Bayview Loan Svcg.	389,123
7	Freedom Mortgage Corp	386,010
8	Mr. Cooper	353,693
9	United Wholesale Mortgage	283,272
10	Matrix (Two Harbors)	224,546
11	U.S. Bank	218,607
12	Truist	194,482
13	Ocwen / Oaktree	153,132
14	loanDepot	143,951
15	PNC Bank	123,421
16	**Onslow Bay Financial**	**99,505**
17	Citizens Bank	94,885
18	Carrington Mortgage Services	89,386
19	Home Point Financial Corp.	87,172
20	Bank of America	82,162

Note: Data as of June 30, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Annaly Publishes Third Corporate Responsibility Report Note: To access the full 2021 Corporate Responsibility Report, please visit www.annaly.com/our-responsibility. 10 Annaly’s 2021 Corporate Responsibility Report demonstrates its continued focus on setting and measuring progress on ESG goals and commitment to providing increased disclosure and transparency  Enhanced the Company’s executive compensation program, including increasing the relative weighting of equity as a percentage of total compensation  Updated Board Committee charters to reflect integrated oversight of ESG practices, initiatives and related risks across the Board and its committees Corporate Governance Human Capital  Furthered Annaly’s diversity, equity and inclusion (“DEI”) initiatives by expanding to seven employee networks and conducting firmwide DEI educational events  Expanded parental leave as well as fertility benefits Responsible Investments  Included additional disclosures outlining climate-related risks and opportunities across Annaly’s business in the short-, medium- and long-term horizons following the recommendations of the TCFD  Committed to further integrating the consideration of ESG factors across its investment strategies Environment  Disclosed additional information regarding Annaly’s performance across key environmental indicators for the past three years  Purchased Green-e® Certified Renewable Energy Certificates to offset 100% of Annaly’s Scope 2 greenhouse gas emissions

Business Update

Agency | Business Update

While Agency MBS performance faced persistent headwinds during the quarter, relative value returned to the market via performance of specified pools, which represent the majority of Annaly's portfolio

Strategic Approach

- Annaly's Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives
- Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows
- Diverse set of investment options within Agency market, including Agency CMBS, that provide complementary duration and return profiles to Agency MBS
- Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo

Market Trends

- Agency MBS continued to underperform during the second quarter as a result of macroeconomic uncertainty, sustained volatility, historically elevated supply and a general risk-off tone across markets
- With the rise in mortgage rates and slowdown in housing, supply should slow in the second half of 2022, improving the technical backdrop
- Agency MBS has historically benefited in periods of economic slowdown due to the lack of credit risk and superior liquidity relative to other fixed income assets
- Amidst elevated realized interest rate volatility, the improved convexity of specified pools outperformed relative to TBA

Agency Portfolio Detail

Assets



NLY Specified Pools and TBA Holdings, %
Pools
TBA
100%
75%
50%
25%
0%
2019
2020
2021
2022

Hedges[1]



Agency Hedging Composition, %
Swaps
Swaptions
Futures
100%
75%
50%
25%
0%
2019
2020
2021
2022

Funding[2]



Agency Funding Composition, %
Within 30
30-120 days
Over 120
100%
75%
50%
25%
0%
2019
2020
2021
2022

Source: Company filings. Financial data as of June 30, 2022.
Note: Portfolio data as of quarter end for each respective period.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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96% 4% Agency | Portfolio Summary 13 Total Dedicated Capital: $7.8 billion(1) Asset Type(1) Pass Through Coupon Type(2) Portfolio Quality(3) 15 & 20Yr: 4% 30Yr+: 96% Note: Data as of June 30, 2022. Percentages based on fair market value and may not sum to 100% due to rounding. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 30yr 94% ARM/HECM <1% DUS 1% IO/IIO/CMO 1% 15yr 2% 20yr 2%  Annaly Agency Portfolio: $74.9 billion in assets at the end of Q2 2022, a modest decrease of 2% compared to Q1 2022  Consistent with the prior quarter, Annaly’s portfolio activity remained focused on shifting up in coupon to take advantage of improved carry and wider spreads in production coupons − Annaly reduced exposure to lower coupons (2.0% - 3.0%) through a combination of TBA and specified pool sales and rotated into higher coupons (3.5% - 5.0%) primarily through TBA purchases  Annaly’s MBS portfolio speeds continued to slow during the quarter to 14.9 CPR, down from 16.7 CPR in Q1 2022 <=2.5% 17% 3.0% 13% 3.5% 21% 4.0% 19% >=4.5% 26% <=2.5% 1% 3.0% 2% 3.5% 1% >=4.0 <1% High Quality 40% Medium Quality 30% 40+ WALA 10% Generic 20%

MSR | Business Update 14 Source: Company filings. Financial data as of June 30, 2022. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. As the fourth largest MSR purchaser during the first half of 2022, Annaly continues to gain market share in the sector Strategic Approach Market Trends  MSR portfolio is complementary to Annaly’s Agency MBS strategy − Offers attractive unlevered yield(1) − Provides a mechanism to hedge mortgage basis volatility, potential slowdown in discount prepayment speeds, and policy risk  Annaly is well equipped to invest in MSR given strong Agency MBS trading history, prepayment modeling expertise and prior experience owning one of the largest non-bank MSR co-issue platforms  Complementary strategic partner to originators given certainty of capital and business strategy  Portfolio consists of all Conventional MSR(2)  MSR bulk volumes remained elevated during the quarter and the 2022 YTD total already exceeds that of full year 2021  The majority of MSR traded in bulk markets has been backed by collateral originated 1-2 years ago that originators had previously retained  Despite elevated supply, demand has remained strong with a diversified buyer base including banks, REITs, non-bank mortgage companies and private equity  MSR spreads widened modestly toward the end of the quarter, but remained relatively stable compared to cheapening experienced in other risk assets Bulk Servicing Volume(4) vs. the Primary-Secondary Mortgage Spread (“PSS”)Top Conventional MSR Purchasers ($mm)(3) $317 $199 $212 $194 $149 $366 $373 0 20 40 60 80 100 120 140 160 180 200 $0 $100 $200 $300 $400 2016 2017 2018 2019 2020 2021 2022 YTD UPB ($bn) (lhs) PSS (rhs)PSS (bps) (rhs) Rank Buyer UPB ($mm) 1 JP Morgan 68,029 2 Mr. Cooper 52,111 3 Freedom Mortgage Corp 46,766 4 41,277 5 Matrix (Two Harbors) 38,144 6 Lakeview / Bayview Loan Servicing 25,376 7 Ocwen / Oaktree 14,460 8 PNC Bank 11,145 9 Fifth Third 9,074 10 Quicken 7,169 Onslow Bay was the fourth largest MSR purchaser during 1H 2022

MSR | Portfolio Summary

Annaly grew its MSR portfolio by $502 million during the quarter and over $1 billion year-to-date

- Annaly MSR Portfolio: $1.7 billion[1] in assets at the end of Q2 2022, an increase of 41% compared to Q1 2022
  - Purchased $450 million of MSR during the second quarter
  - Portfolio experienced $52 million of mark-to-market gains during the quarter net of paydowns
- Portfolio is comprised of primarily low WAC, high credit quality collateral
- As of the end of the second quarter, MSR represented 15% of Annaly's dedicated equity capital

Total Dedicated Capital: $1.6 billion

Annaly MSR Holdings (Market Value, $mm)



$143
$42
$101
$211
$42
$56
$113
$409
$83
$124
$203
$575
$89
$486
$645
$100
$545
$1,233
$124
$1,109
$1,735
$124
$190
$1,421
Q4 2020
Q1 2021
Q2 2021
Q3 2021(2)
Q4 2021
Q1 2022
Q2 2022
MSR
Unsettled MSR Commitments
Interests in MSR(1)

MSR by the Numbers
(Excludes Interests in MSR and Unsettled Commitments)

Porfolio Summary	Market Value ($mm)	$1,421
	UPB ($bn)	$100
	Loan Count	284,189
Collateral Characteristics	WAC	2.94%
	Avg Loan Size	$350,136
	Orig FICO	759
	Orig LTV	68%
Collateral Performance	1M CPR	6.0%
	3M CPR	6.4%
	D30	0.5%
	D60+	0.3%

Source: Company filings. Financial data as of June 30, 2022.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Residential Credit | Business Update

Annaly Residential Credit Group continues to generate substantial activity through its correspondent channel and securitization platform and the portfolio is well-positioned to withstand the anticipated slowdown in the housing market

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with thirty-three deals comprising over $13 billion of issuance priced since the beginning of 2018
- Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities markets depending on relative value
- Expanded whole loan sourcing capabilities through introduction of the Onslow Bay correspondent channel
- Modest use of balance sheet leverage with most positions term financed through securitization

Market Trends

- All sectors of the Non-Agency RMBS market experienced meaningful spread widening as a result of elevated supply and rising mortgage rates
  - Non-Agency MBS issuance of ~$90 billion during the first half of the year was in line with the prior year, while Non-QM issuance nearly doubled year-over-year, reaching a record $24 billion for 1H'22[1]
  - Non-QM AAA ended the quarter ~35bps wider over swaps; senior unrated NPL/RPL ended the quarter ~100bps wider; and investment grade-rated CRT M2s ended the quarter ~100bps wider
- Housing transaction activity and momentum is slowing, implying that home price appreciation could soon follow
  - Existing and new home sales fell 5% and 17% year-over-year, respectively, in June 2022[2]

OBX Securitization History – UPB Issued ($mm)



Deal Count:
3
5
4
10
11
$1,095
$2,095
$1,846
$3,857
$4,448
Q2'22: $1,961
Q1'22: $2,487
2018
2019
2020
2021
2022 YTD

Q2 2022 Securitizations

ONSLOW BAY FINANCIAL
An Annaly Company

$389 Million *OBX 2022-J1* *Prime Jumbo | May 2022*	**$457 Million** *OBX 2022-NQM4* *Non-QM | May 2022*
$391 Million *OBX 2021-NQM5* *Non-QM | Jun 2022*	$336 Million *OBX 2022-INV4* *Agency Investor | Jun 2022*

$388 Million
OBX 2022-NQM6
Non-QM | Jun 2022

Source: Company filings and Bloomberg. Financial data as of June 30, 2022, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
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Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $4.8 billion in assets at the end of Q2 2022, an increase of 10% compared to Q1 2022 driven primarily by securities purchases, in particular NPL/RPL and CRT securities
  - The composition consists of a $4.0 billion securities portfolio and $0.8 billion whole loan portfolio[1]
  - Securities portfolio grew 15% quarter-over-quarter driven by $356 million in CRT purchases (primarily new issue M1B/M2 bonds) and $346 million of NPL/RPL purchases (primarily A1s)
  - Settled $1.1 billion of whole loans during the quarter across both Onslow Bay and our joint venture[2]
  - Dedicated capital decreased to 14% from 19% in the prior quarter as a result of tactically taking advantage of strong financing levels
- Annaly remains an active issuer in Non-Agency space, pricing five securitizations during the second quarter totaling $2.0 billion
  - Annaly is the largest non-bank issuer of Prime Jumbo & Expanded Credit MBS for first half of 2022[3]
  - Securitization strategy has resulted in $7.1bn of OBX debt outstanding at an average cost of funds of 2.7%[4]

Total Dedicated Capital: $1.5 billion

Sector Type[5][6]



CRT 20%
OBX Retained 21%
Prime 6%
Alt A 2%
Subprime 3%
NPL 10%
RPL 15%
Prime Jumbo 5%
WL 18%

Coupon Type[5]



ARM 2%
IO 6%
Floating 23%
Fixed 52%
Fixed Duration <2yrs 17%

Rating



Investment Grade 35%
Unrated 42%
Non-Investment Grade 23%

Note: Data as of June 30, 2022, unless otherwise noted. Portfolio statistics and percentages are based on fair market value, reflect economic interest in securitizations and are net of participations issued. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 17

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
GAAP net income (loss) per average common share[(1)]	$0.55	$1.37	$0.27	$0.34	($0.23)
Earnings available for distribution per average common share*[(1)]	$0.30	$0.28	$0.28	$0.28	$0.30
Dividends declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22
Book value per common share	$5.90	$6.77	$7.97	$8.39	$8.37
Annualized GAAP return (loss) on average equity	30.60%	65.62%	12.44%	15.25%	(8.51%)
Annualized EAD return on average equity*	17.49%	14.01%	13.10%	12.81%	13.05%
Net interest margin[(2)]	2.64%	3.20%	1.97%	2.01%	1.66%
Average yield on interest earning assets[(3)]	3.58%	3.61%	2.31%	2.29%	1.97%
Average GAAP cost of interest bearing liabilities[(4)]	1.12%	0.48%	0.38%	0.32%	0.35%
Net interest margin (excluding PAA)[(2)]*	2.20%	2.04%	2.03%	2.04%	2.09%
Average yield on interest earning assets (excluding PAA)[(3)]*	2.87%	2.62%	2.63%	2.63%	2.76%
Average economic cost of interest bearing liabilities[(4)]*	1.11%	0.89%	0.75%	0.66%	0.83%
GAAP leverage, at period-end[(5)]	5.4x	5.3x	4.7x	4.4x	4.7x
Economic leverage, at period-end[(5)]*	6.6x	6.4x	5.7x	5.8x	5.8x

* Represents a non-GAAP financial measure; see Appendix.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
19

For the quarters ended 6/30/2022 3/31/2022 12/31/2021 9/30/2021 6/30/2021 Agency mortgage-backed securities $55,593,336 $57,787,141 $60,525,605 $62,818,079 $66,468,519 Residential credit risk transfer securities 965,714 845,809 936,228 787,235 827,328 Non-Agency mortgage-backed securities 2,026,658 1,737,333 1,663,336 1,747,932 1,582,323 Commercial mortgage-backed securities 457,026 357,354 530,505 269,106 154,165 Total securities $59,042,734 $60,727,637 $63,655,674 $65,622,352 $69,032,335 Residential mortgage loans $1,486,811 $1,650,151 $2,272,072 $1,686,268 $1,029,929 Residential mortgage loan warehouse facility 322 - 980 1,431 - Corporate debt - 1,967,667 1,968,991 1,890,709 2,066,709 Corporate debt, held for sale - - - 2,113 466,370 Total loans, net $1,487,133 $3,617,818 $4,242,043 $3,580,521 $3,563,008 Mortgage servicing rights $1,421,420 $1,108,937 $544,562 $572,259 $202,616 Interests in MSR 83,622 85,653 69,316 57,530 49,035 Agency mortgage-backed securities transferred or pledged to securitization vehicles $458,268 $544,991 $589,873 $597,923 $605,163 Residential mortgage loans transferred or pledged to securitization vehicles 8,418,979 7,264,316 5,496,435 4,140,558 3,467,993 Assets transferred or pledged to securitization vehicles $8,877,247 $7,809,307 $6,086,308 $4,738,481 $4,073,156 Assets of disposal group held for sale(1) $97,414 $- $194,138 $238,042 $3,302,001 Total investment portfolio $71,009,570 $73,349,352 $74,792,041 $74,809,185 $80,222,151 Financial Highlights and Trends (cont’d) 20 Unaudited (dollars in thousands)

Appendix | Non-GAAP Reconciliations

Non-GAAP Reconciliations 22 Earnings Available for Distribution (“EAD”), a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

Non-GAAP Reconciliations *(cont'd)*

Unaudited (dollars in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	$863,317	$2,023,894	$418,460	$521,534	($294,848)
Net income (loss) attributable to non-controlling interests	(3,379)	1,639	2,979	2,290	794
Net income (loss) attributable to Annaly	866,696	2,022,255	415,481	519,244	(295,642)
Adjustments to excluded reported realized and unrealized (gains) losses:					
Net (gains) losses on investments and other	615,216	159,804	40,473	(102,819)	(20,207)
Net (gains) losses on derivatives[1]	(1,014,651)	(1,704,569)	(194,256)	(139,361)	498,875
Loan loss provision (reversal)[2]	(29,380)	812	1,931	(6,771)	1,078
Business divestiture-related (gains) losses	23,955	354	16,514	14,009	(1,527)
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[3]	1,302	1,130	1,144	1,122	5,635
Non-EAD (income) loss allocated to equity method investments[4]	(3,270)	(9,920)	(2,345)	(2,046)	3,141
Transaction expenses and non-recurring items[5]	1,751	3,350	1,533	2,201	1,150
Income tax effect on non-EAD income (loss) items	28,841	27,091	8,380	(6,536)	7,147
TBA dollar roll income and CMBX coupon income[6]	161,673	129,492	119,657	115,586	111,592
MSR amortization[7]	(33,810)	(19,652)	(25,864)	(17,884)	(13,491)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	(127,521)	(179,516)	57,395	60,726	153,607
Earnings Available for Distribution*	490,802	430,631	440,043	437,471	451,358
Dividends on preferred stock	26,883	26,883	26,883	26,883	26,883
Earnings available for distribution attributable to common shareholders*	$463,919	$403,748	$413,160	$410,588	$424,475
GAAP net income (loss) per average common share[8]	$0.55	$1.37	$0.27	$0.34	($0.23)
Earnings available for distribution per average common share[8]*	$0.30	$0.28	$0.28	$0.28	$0.30
Annualized GAAP return (loss) on average equity	30.60%	65.62%	12.44%	15.25%	(8.51%)
Annualized EAD return on average equity (excluding PAA)*	17.49%	14.01%	13.10%	12.81%	13.05%

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
23

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Premium Amortization Reconciliation					
Premium amortization expense	($4,869)	($25,353)	$219,172	$233,429	$320,108
Less:					
PAA cost (benefit)	(127,521)	(179,516)	57,395	60,726	153,607
Premium amortization expense (excluding PAA)	$122,652	$154,163	$161,777	$172,703	$166,501
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$645,615	$655,850	$422,780	$412,972	$383,906
PAA cost (benefit)	(127,521)	(179,516)	57,395	60,726	153,607
Interest income (excluding PAA)*	$518,094	$476,334	$480,175	$473,698	$537,513
Economic Interest Expense Reconciliation					
GAAP interest expense	$170,475	$74,922	$61,785	$50,438	$61,047
Add:					
Net interest component of interest rate swaps	(992)	62,541	58,897	54,411	83,087
Economic interest expense*	$169,483	$137,463	$120,682	$104,849	$144,134
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$518,094	$476,334	$480,175	$473,698	$537,513
Less:					
Economic interest expense*	169,483	137,463	120,682	104,849	144,134
Economic net interest income (excluding PAA)*	$348,611	$338,871	$359,493	$368,849	$393,379
Economic Metrics (excluding PAA)					
Average interest earning assets	$72,123,055	$72,590,876	$73,134,966	$72,145,283	$77,916,766
Interest income (excluding PAA)*	518,094	476,334	480,175	473,698	537,513
Average yield on interest earning assets (excluding PAA)*(1)	2.87%	2.62%	2.63%	2.63%	2.76%
Average interest bearing liabilities	$60,446,528	$61,865,292	$63,342,740	$62,614,042	$68,469,413
Economic interest expense*	169,483	137,463	120,682	104,849	144,134
Average economic cost of interest bearing liabilities(2)	1.11%	0.89%	0.75%	0.66%	0.83%
Interest income (excluding PAA)*	$518,094	$476,334	$480,175	$473,698	$537,513
TBA dollar roll income and CMBX coupon income(3)	161,673	129,492	119,657	115,586	111,592
Economic interest expense	(169,483)	(137,463)	(120,682)	(104,849)	(144,134)
Subtotal	$510,284	$468,363	$479,150	$484,435	$504,971
Average interest earning assets	$72,123,055	$72,590,876	$73,134,966	$72,145,283	$77,916,766
Average TBA contract and CMBX balances	20,566,553	19,229,537	21,159,120	22,739,226	18,761,062
Subtotal	$92,689,608	$91,820,413	$94,294,086	$94,884,509	$96,677,828
Net interest margin (excluding PAA)*	2.20%	2.04%	2.03%	2.04%	2.09%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

24

Non-GAAP Reconciliations *(cont'd)*

Unaudited *(dollars in thousands)*

	For the quarters ended				
	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Economic leverage ratio reconciliation					
Repurchase agreements	$51,364,097	$52,626,503	$54,769,643	$55,475,420	$60,221,067
Other secured financing	-	914,255	903,255	729,555	909,655
Debt issued by securitization vehicles	7,502,483	6,711,953	5,155,633	3,935,410	3,315,087
Participations issued	696,944	775,432	1,049,066	641,006	315,810
Debt included in liabilities of disposal group held for sale	-	-	112,144	113,362	2,306,633
Total GAAP debt	$59,563,524	$61,028,143	$61,989,741	$60,894,753	$67,068,252
Less non-recourse debt:					
Credit facilities[1]	$ -	($914,255)	($903,255)	($729,555)	($909,655)
Debt issued by securitization vehicles	(7,502,483)	(6,711,953)	(5,155,633)	(3,935,410)	(3,315,087)
Participations issued	(696,944)	(775,432)	(1,049,066)	(641,006)	(315,810)
Non-recourse debt included in liabilities of disposal group held for sale	-	-	(112,144)	(113,362)	(2,035,982)
Total recourse debt	$51,364,097	$52,626,503	$54,769,643	$55,475,420	$60,491,718
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$19,723,326	$19,006,949	$20,690,768	$24,202,686	$18,107,549
Payable for unsettled trades	1,995,960	1,992,568	147,908	571,540	154,405
Receivable for unsettled trades	(434,227)	(407,225)	(2,656)	(42,482)	(14,336)
Economic debt*	$72,649,156	$73,218,795	$75,605,663	$80,207,164	$78,739,336
Total equity	$11,089,900	$11,478,770	$13,195,325	$13,717,867	$13,639,176
Economic leverage ratio*	6.6x	6.4x	5.7x	5.8x	5.8x

* Represents a non-GAAP financial measure.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
25

Glossary and Endnotes

Glossary 27 ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GSE: Refers to Government Sponsored Enterprise MSR: Refers to Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default Non-QM: Refers to a Non-Qualified Mortgage OBX: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed TBA: Refers to To-Be-Announced Securities TCFD: Refers to Task Force on Climate-Related Financial Disclosures Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock) UPB: Refers to Unpaid Principal Balance WAC: Refers to Weighted Average Coupon

Endnotes 28 Page 3 1. Issuer ranking data from Inside Nonconforming Markets for the first half of 2022. 2. Represents a $250mm committed credit facility and a $250mm accordion for total capacity of $500mm. 3. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $8.9bn, include TBA purchase contracts (market value) of $19.3bn, unsettled MSR commitments of $190mm, CMBX derivatives (market value) of $0.4bn and $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. 4. Includes limited partnership interests in two MSR funds, one of which is reported in Other Assets, and unsettled commitments of $190mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 5. Annaly announced the sale of its Middle Market Lending portfolio for approximately $2.4bn on April 25, 2022. The transaction represents substantially all of the Middle Market Lending assets held on balance sheet as well as assets managed for third parties. The majority of these assets were legally transferred during the second quarter of 2022 and the remaining assets are expected to be transferred by the third quarter 2022. For more information, please see the 8-K filing. 6. These amounts include ~$220mm raised through the Company’s at-the-market sales program for its common stock net of sales agent commissions and other offering expenses. The May 2022 common equity offering excludes any applicable underwriting discounts and other estimated offering expenses and includes the underwriters’ full exercise of their overallotment option to purchase additional shares of stock. Page 4 1. Dividend yield is based on annualized Q2 2022 dividend of $0.22 and a closing price of $5.91 on June 30, 2022. 2. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets exclude assets transferred or pledged to securitization vehicles of $8.9bn, include TBA purchase contracts (market value) of $19.3bn, unsettled MSR commitments of $190mm, CMBX derivatives (market value) of $0.4bn and $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2022 exclude commercial real estate assets. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 5 1. Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Total assets include commercial real estate related assets, including CMBX derivatives (market value) of $0.4bn, which are excluded from capital allocation calculations. Agency assets exclude assets transferred or pledged to securitization vehicles of $0.5bn and include TBA purchase contracts (market value) of $19.3bn and $30mm of retained securities that are eliminated in consolidation. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $8.4bn, include $1.0bn of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $0.7bn. MSR assets include limited partnership interests in two MSR funds, one of which is reported in Other Assets, and unsettled commitments of $190mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2022 exclude commercial real estate assets. Page 7 1. Based on July 19, 2022 market data retrieved via Bloomberg. 2. Based on July 19, 2022 market rates retrieved via Bloomberg and June 2022 FOMC projection materials. Page 8 1. Represents the normalized average level of existing home sales, pending home sales, new homes sales, mortgage purchase applications and sales pairs in the Case-Shiller 20-City Index retrieved via Macrobond as of July 19, 2022. 2. Represents the hypothetical mortgage payment if a homeowner were to obtain a mortgage representing 80% of the median existing home sale price at the prevailing 30-year Freddie Mac monthly mortgage survey rate retrieved via Macrobond as of July 19, 2022. 3. The relative share of the increase due to higher rates is calculated by keeping the home price constant at the May 2021 levels, while the relative share of the increase due to higher prices is calculated by keeping the mortgage rate constant. Page 9 1. Data sourced from Inside Nonconforming Markets. 2. Data sourced from Inside Mortgage Finance. Page 12 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 13 1. Includes TBA purchase contracts. 2. Includes TBA purchase contracts and fixed-rate pass-through certificates. 3. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV) and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 14 1. Annaly’s MSR that were held directly on balance sheet were not leveraged through June 30, 2022. Subsequent to quarter end, Annaly's Mortgage Servicing Rights platform established a $250mm committed credit facility with a $250mm accordion for total capacity of $500mm. 2. Portfolio excludes retained servicing on whole loans within our Residential Credit portfolio. 3. Issuer ranking data from EMBS as of June 30, 2022. 4. Based on SitusAMC observed bulk MSR transactions data as of June 30, 2022.

Endnotes (cont’d) 29 Page 15 1. Includes limited partnership interests in two MSR funds, one of which is reported in Other Assets, and unsettled commitments of $190mm. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close. 2. Q3 2021 MSR assets exclude $86mm of legacy MSR holdings that were held for sale as of September 30, 2021 and sold in Q4 2021. Page 16 1. Based on data from Wall Street Research as of July 8, 2022. 2. Existing home sales data based on transaction closings from the National Association of Realtors’ Multiple Listing Services. New home sales data based on data from the Census Bureau and the Department of Housing and Urban Development. Page 17 1. Excludes participations issued totaling $0.7bn. 2. Whole loans settled include loans from a joint venture with a sovereign wealth fund. 3. Issuer ranking data from Inside Nonconforming Markets as of June 30, 2022. 4. Reflects cost of funds only for outstanding debt held by third parties. 5. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 6. Prime includes $7.0mm of Prime IO, OBX Retained contains $140.4mm of Prime IO and Prime Jumbo IO and Prime Jumbo includes $14.9mm of Prime Jumbo IO. Page 19 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest-bearing liabilities represents annualized interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. Page 20 1. Includes assets related to the sale of the Company's Middle Market Lending portfolio at June 30, 2022 and assets related to the sale of the Company's Commercial Real Estate business at December 31, 2021, September 30, 2021 and June 30, 2021, respectively. Non-GAAP Reconciliations Page 23 1. The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $1.0mm, ($62.5mm), ($58.9mm), ($54.4mm) and ($83.1mm) for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively. 2. Includes a loan loss (reversal)/provision of ($2.5mm), $0.2mm, $1.7mm, ($0.6mm) and $0.6mm on the Company’s unfunded loan commitments for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). Amount includes depreciation and amortization expense related to equity method investments. 3. Amount includes depreciation and amortization expense related to equity method investments. 4. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 5. All quarters presented include costs incurred in connection with securitizations of residential whole loans. 6. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.1mm, $1.1mm, $1.1mm, $1.2mm and $1.4mm for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively. 7. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 8. Net of dividends on preferred stock. Page 24 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest-bearing liabilities represents annualized economic interest expense divided by average interest-bearing liabilities. Average interest-bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.1.mm, $1.1mm, $1.1mm, $1.2mm and $1.4mm for the quarters ended June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021 and June 30, 2021, respectively. Page 25 1. Included in Other secured financing in the Company's Consolidated Statements of Financial Condition.